Exhibit 5.1

June 29, 2022

HighPeak Energy, Inc. 421 W. 3rd Street, Suite 1000 Fort Worth, Texas 76102

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for HighPeak Energy, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 7,331,517 shares of common stock, par value $0.0001 per share, of the Company (the “Resale Common Stock”).

We have also participated in the preparation of a prospectus relating to the Resale Common Stock (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, the (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Purchase and Sale Agreement, dated as of February 15, 2022, by and among the Company, HighPeak Energy Assets, LLC (“HighPeak Assets”), Alamo Borden County II, LLC, Alamo Borden County III, LLC and Alamo Borden County IV, LLC, (v) the Purchase and Sale Agreement, dated as of June 3, 2022, by and among the Company, HighPeak Assets and Alamo Borden County 1, LLC, (vi) the Put/Call Agreement, dated as of February 15, 2022, by and among the Company, HighPeak Assets, Alamo Frac Holdings, LLC, Alamo Exploration and Production, LLC, Crocket Operating LLC, Alamo Borden County II, LLC, Alamo Borden County III, LLC, Alamo Borden County IV, LLC and the other parties signatory thereto, (vii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (vii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law	845 Texas Avenue, Suite 4700
Austin Dallas Dubai Houston London Los Angeles New York	Houston, TX 77002
Richmond Riyadh San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

June 29, 2022 Page 2

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; and (v) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been validly issued and are fully paid and nonassessable.

The foregoing opinions are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

The foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Vinson & Elkins L.L.P.